                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                 CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                AUGUST 29, 2003
                       (Date of earliest event reported)


Commission File     Name of Registrant; State of Incorporation; Address of      IRS Employer
Number              Principal Executive Offices; and Telephone Number           Identification Number
---------------     ------------------------------------------------------      ---------------------

1-16169             EXELON CORPORATION                                          23-2990190
                    (a Pennsylvania Corporation)
                    10 South Dearborn Street -- 37th Floor
                    P.O. Box 805379
                    Chicago, Illinois 60680-5379
                    (312) 394-7398


333-85496           EXCELON GENERATION COMPANY, LLC                             23-3064219
                    (a Pennsylvania limited liability company)
                    300 Exelon Way
                    Kennett Square, Pennsylvania 19348
                    (610) 765-6900

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ITEM 5. OTHER EVENTS

As previously disclosed, Exelon Boston Generating, LLC (EBG), an indirect subsidiary of Exelon Corporation (Exelon) and Exelon Generation Company, LLC (Generation), has approximately $1.1 billion of debt outstanding under a $1.25 billion credit facility (EBG Facility). The EBG Facility was entered into primarily to finance the construction of the Mystic 8 and 9 and Fore River generating units. The EBG Facility requires that all of the projects achieve "Project Completion," as defined in the EBG Facility (Project Completion), by June 12, 2003. On June 11, 2003, EBG negotiated an extension of the Project Completion date to July 11, 2003. On July 3, 2003, the lenders under the EBG Facility and EBG executed a letter agreement as a result of which the lenders were precluded during the period July 11, 2003 through August 29, 2003 from exercising any remedies resulting from the failure of all of the projects to achieve Project Completion. On July 29, 2003, Exelon announced that it had commenced the process of an orderly transition out of the ownership of EBG and the projects. All of the projects are currently in commercial operation, although construction has not progressed to the point of Project Completion. The EBG Facility is non-recourse to Exelon and Generation and an event of default under the EBG Facility does not constitute an event of default under any other debt instruments of Exelon or its subsidiaries.

The period during which the lenders were precluded from exercising any remedies resulting from the failure of all of the projects to achieve Project Completion has expired. Exelon cannot predict what actions, if any, the lenders will take as a result of the failure to achieve Project Completion by July 11, 2003. Exelon is continuing discussions with the lenders regarding the orderly transition of the projects. Exelon cannot predict the timing of the transition. Exelon has informed the lenders that Generation will not provide additional funding to the projects beyond its existing contractual obligations.

This combined Form 8-K is being filed separately by Exelon and Generation (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2002 Annual Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2002 Annual Report on Form 10-K - ITEM 8. Financial Statements and Supplementary Data: Exelon - Note 19, ComEd - Note 16, PECO - Note 18 and Generation - Note 13 and (c) other factors discussed in filings with the United States Securites and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EXELON CORPORATION
                                           EXELON GENERATION COMPANY, LLC

                                           /s/ Robert S. Shapard
                                           ---------------------
                                               Robert S. Shapard
                                               Executive Vice President and
                                               Chief Financial Officer
                                               Exelon Corporation

August 29, 2003